As filed with the Securities and Exchange Commission on October 22, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Synergy CHC Corp.
(Exact name of registrant as specified in its charter)

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Nevada	2833	99-0379440
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

865 Spring Street
Westbrook, Maine 04092
(207) 321-2350
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

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Jack Ross
Chief Executive Officer
c/o Synergy CHC Corp.
865 Spring Street
Westbrook, Maine 04092
(902) 237-1220
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

W. David Mannheim Michael K. Bradshaw, Jr. Nelson Mullins Riley & Scarborough LLP 301 Hillsborough Street, Suite 1400 Raleigh, NC 27603 (919) 329-3800	Mitchell S. Nussbaum Alexandria E. Kane Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File Number 333-280556)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of common stock offered by Synergy CHC Corp., a Nevada corporation (the “Registrant”) by 172,500 shares, 22,500 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock, and 15,525 additional shares of common stock underlying representative warrants. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) filed as an exhibit to the Registration Statement on Form S-1 (File No. 333-280556) (the “Prior Registration Statement”). The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.    All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1, as amended (SEC File No. 333-280556) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP
23.1	Consent of RBSM LLP
23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
24.1	Power of Attorney (Incorporated by reference to Exhibit 24.1 filed with the Company’s Registration Statement on Form S-1 on June 28, 2024)
107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westbrook, State of Maine, on the 22nd day of October, 2024.

SYNERGY CHC CORP.
By:	/s/ Jack Ross
Jack Ross
Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Jack Ross	Chief Executive Officer and Chairman	October 22, 2024
Jack Ross	(principal executive officer)
/s/ Stacy B. McLaughlin	Chief Financial Officer	October 22, 2024
Stacy B. McLaughlin	(principal financial officer)
*	President and Director Nominee	October 22, 2024
Alfred Baumeler
*	Senior Vice President of Finance and Operations	October 22, 2024
Jaime Fickett	(principal accounting officer)
*	Director	October 22, 2024
J. Paul SoRelle

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*        The undersigned, by signing his name hereto, signs and executes this Amendment to the Registration Statement pursuant to the Powers of Attorney executed by the above-named persons and previously filed with the Securities and Exchange Commission on June 28, 2024.

/s/ Jack Ross
Jack Ross
Attorney-in-Fact

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